EXHIBIT 23.2



                        Consent of KPMG Peat Marwick LLP



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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
HCIA Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-98328) on Form S-8 of HCIA Inc. of our reports dated January 23, 1997 relating to the consolidated balance sheets of HCIA Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and the related schedule, which reports appear in the December 31, 1996 annual report on Form 10-K of HCIA Inc.


                                       KPMG Peat Marwick, LLP

Baltimore, Maryland
May 5, 1997